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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                   FORM 8-K/A
                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                 APRIL 29, 2005
                          ----------------------------

                               BLUE HOLDINGS, INC.
               (Exact name of registrant as specified in charter)

                                     NEVADA
         (State or other Jurisdiction of Incorporation or Organization)


       000-33297                                           88-0450923
(Commission File Number)                       (IRS Employer Identification No.)

                    5804 E. SLAUSON AVE., COMMERCE, CA 90040
              (Address of Principal Executive Offices and zip code)

                                 (323) 725-5555
              (Registrant's telephone number, including area code)

                           MARINE JET TECHNOLOGY CORP.
                       936A BEACHLAND BOULEVARD, SUITE 13
                              VERO BEACH, FL 32963
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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


         This Current Report on Form 8-K/A amends Items 9.01(a) and 9.01(b) of the Registrant's Current Report on Form 8-K dated April 29, 2005, and filed with the Securities and Exchange Commission on April 29, 2005, regarding the closing of the transactions contemplated by a certain Exchange Agreement dated April 14, 2005, by and among the Registrant, Antik Denim, LLC, and the members of Antik Denim, LLC set forth therein. The sole purpose of this amendment is to provide the unaudited financial statements of the business acquired as of, and for, the three month period ended March 31, 2005, as required by Item 9.01(a), and the unaudited pro forma financial information as of, and for, the three month period ended March 31, 2005, as required by Item 9.01(b), which financial statements and unaudited pro forma financial information were excluded from the original Current Report on Form 8-K in reliance on Items 9.01(a)(4) and 9.01(b)(2), respectively, of Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Unaudited Financial Statements of Antik Denim, LLC as of March 31, 2005, and for the three month period ended March 31, 2005.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have reviewed the accompanying balance sheet of Antik Denim, LLC as of March 31, 2005 and the related statements of operations and cash flows for the three-month period then ended. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board. (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.




Weinberg & Company
Boca Raton, Florida
June 1, 2005

                                 ANTIK DENIM LLC
                            BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 2005


ASSETS
Current Assets:
   Cash .......................................................       $   69,577
   Due from Factor ............................................          659,754
   Accounts Receivable ........................................          279,732
   Inventories ................................................        2,902,152
   Due from Affiliates ........................................          541,214
   Prepaid Expenses and Other Current Assets ..................           35,883
                                                                      ----------

      Total Current Assets ....................................        4,488,312

Property and Equipment, less accumulated
 depreciation of $917 .........................................            9,955
                                                                      ----------

Total Assets ..................................................       $4,498,267
                                                                      ==========

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
   Accounts Payable ...........................................       $1,650,027
   Due to Customers ...........................................          123,440
   Due to Affiliates ..........................................           81,519
   Accrued Expenses and Other Current Liabilities .............           90,865
                                                                      ----------

      Total Current Liabilities ...............................        1,945,851

      Total Members' Equity ...................................        2,552,416
                                                                      ----------

Total Liabilities and Members' Equity .........................       $4,498,267
                                                                      ==========


                 See notes to accompanying financial statements

                                ANTIK DENIM, LLC
                       STATEMENT OF OPERATIONS (UNAUDITED)
                    FOR THE THREE MONTHS ENDED MARCH 31, 2005




Net Sales .......................................................      4,419,375

Cost of Goods Sold ..............................................      2,305,386
                                                                      ----------

Gross Profit ....................................................      2,113,989

Total Operating Expenses ........................................        986,029
                                                                      ----------

Income from Operations before provision for Income Taxes ........      1,127,960

Provision for Income Taxes ......................................            800
                                                                      ----------

Net Income ......................................................     $1,127,160
                                                                      ==========


                 See notes to accompanying financial statements

                                ANTIK DENIM, LLC
                       STATEMENT OF CASH FLOWS (UNAUDITED)
                    FOR THE THREE MONTHS ENDED MARCH 31, 2005


CASH FLOWS FROM OPERATING ACTIVITIES
Net Income ..................................................       $ 1,127,159
Adjustments to reconcile net income to
 net cash used in operating activities:
    Depreciation ............................................               528
    Changes in assets and liabilities
       Due from factor ......................................          (281,160)
       Accounts Receivable ..................................          (154,059)
       Inventories ..........................................        (2,089,964)
       Due to/from affiliates ...............................          (668,769)
       Prepaid Expenses and other current assets ............           (21,257)
       Accounts Payable .....................................           654,807
       Due to Customers .....................................            33,440
       Other current liabilities ............................            45,029
                                                                    -----------

    Net cash used in operating activities ...................        (1,354,246)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES

    Members' contributions' .................................         1,386,200
    Repayment of loan from member ...........................           (36,200)
                                                                    -----------

    Net cash provided by financing activities ...............         1,350,000
                                                                    -----------

NET DECREASE IN CASH ........................................            (4,246)
CASH, BEGINNING OF PERIOD ...................................            73,823
                                                                    -----------

CASH, END OF PERIOD .........................................       $    69,577
                                                                    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    Cash paid for income taxes ..............................       $       800
                                                                    ===========


               See notes to accompanying financial statements

                                ANTIK DENIM, LLC
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                        THREE MONTHS ENDED MARCH 31, 2005


NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

         (a)      ORGANIZATION:

         ANTIK DENIM, LLC ("the Company" or "Antik") was organized as a California limited liability company under the laws of the State of California on September 13, 2004.

         (b)      NATURE OF OPERATIONS:

         The Company operates exclusively in the wholesale apparel industry. Antik designs, develops, markets and distributes high fashion jeans and accessories with an Old West flair under the brand name "Antik Denim." Antik's products include jeans, jackets, belts, purses and t-shirts. Antik currently sells its products in the United States, Canada, Japan and the European Union directly to department stores and boutiques and through distribution arrangements in certain foreign jurisdictions. Antik is headquartered in Commerce, California, and maintains showrooms in New York and Los Angeles.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      USE OF ESTIMATES:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         (b)      INVENTORY VALUATION:

         Inventories are stated at the lower of cost (first-in, first-out method) or market.

         (c)      REVENUE RECOGNITION:

         Revenue is recognized when merchandise is shipped to a customer based upon agreed terms. Revenue is recorded net of estimated returns, charge backs and markdowns based upon management's estimates and historical experience.

         (d)      ADVERTISING:

         Advertising costs are expensed as of the first date the advertisements take place. Advertising expenses included in selling expenses approximated $29,201 for the three months ended March 31, 2005.

         (e)      PROPERTY AND EQUIPMENT:

         Property and equipment is stated at cost. Depreciation is provided by the straight-line method at rates calculated to amortize cost over the estimated useful lives of the respective assets. Upon sale or retirement of such assets, the related cost and accumulated depreciation are eliminated from the accounts and gains or losses are reflected in operations. Repairs and maintenance expenditures not anticipated to extend asset lives are charged to operations as incurred.

         (f)      INCOME TAXES:

         The taxes on the income of a Limited Liability Company are payable individually by each member. The amount that might be withdrawn by the partners in order to pay such taxes will be determined as necessary and distributed from members' equity. The Company is subject to California minimum tax of $800 and a fee based on total annual revenue.

         (g)      IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLES:

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

         (h)      CONCENTRATION OF CREDIT RISK:

         Financial instruments, which potentially expose us to concentration of credit risk, consist primarily of cash, trade accounts receivable, and amounts due from factor. Concentration of credit risk with respect to trade accounts receivable at March 31, 2005 is limited due to the number of customers comprising the Company's customer base and their dispersion throughout the United States. The Company extends unsecured credit to its customers in the normal course of business.

         The Company's cash balances on deposit with banks are guaranteed by the Federal Deposit Insurance Corporation up to $100,000. The Company may be exposed to risk for the amounts of funds held in one bank in excess of the insurance limit. In assessing the risk, the Company's policy is to maintain cash balances with high quality financial institutions.

         The Company's products are primarily sold to department stores and specialty retail stores. These customers can be significantly affected by changes in economic, competitive or other factors. The Company makes substantial sales to a relatively few, large customers. In order to minimize the risk of loss, the Company assigns a certain amount of domestic accounts receivable to a factor without recourse or requires letters of credit from its customers prior to the shipment of goods. For non-factored receivables, account-monitoring procedures are utilized to minimize the risk of loss. Collateral is generally not required. With the exception of Blue Concepts Europe Limited (see Note 6), no single customer accounted for more than 10% of total sales in the quarter, and only one customer accounted for 5.4% of total sales.

         (i)      MERCHANDISE RISK:

         The Company's success is largely dependent upon its ability to gauge the fashion tastes of its targeted consumers and provide merchandise that satisfies consumer demand. Any inability to provide appropriate merchandise in sufficient quantities in a timely manner could have a material adverse effect on the Company's business, operating results and financial condition.

         (j)      ACCOUNTS RECEIVABLE - ALLOWANCE FOR RETURNS, DISCOUNTS AND BAD
DEBTS:

         The Company evaluates the collectibility of accounts receivable and charge backs (disputes from the customer) based upon a combination of factors. In circumstances where the Company is aware of a specific customer's inability to meet its financial obligations (such as in the case of bankruptcy filings or substantial downgrading by credit sources), a specific reserve for bad debts is taken against amounts due to reduce the net recognized receivable to the amount reasonably expected to be collected. For all other customers, the Company recognizes reserves for bad debts and uncollectible charge backs based on its historical collection experience. If collection experience deteriorates (for example, due to an unexpected material adverse change in a major customer's ability to meet its financial obligations to the Company, the estimates of the recoverability of amounts due could be reduced by a material amount.

         (k)      SHIPPING AND HANDLING COSTS:

         Freight charges are included in selling and distribution expenses in the statement of operations and approximated $54,316 for the three months ended March 31, 2005.

NOTE 3 - DUE FROM FACTOR

         The Company uses a factor for working capital and credit administration purposes. Under the factoring agreement, the factor purchases a substantial portion of the trade accounts receivable and assumes all credit risk with respect to such accounts.

         The factor agreement, which terminates on October 18, 2005, provides that the Company can borrow an amount up to 85% of the value of its approved factored customer invoices, less a reserve of 15% of unpaid accounts purchased and 100% of all such accounts which are disputed. As of March 31, 2005, the amount of the reserve held by the factor was $195,956. The factor commission is 0.08% of the customer invoice amount for terms up to 90 days, plus one quarter of one percent (.25%) for each additional thirty-day term.

         Receivables sold in excess of maximums established by the factor are subject to recourse in the event of nonpayment by the customer. At March 31, 2005, items subject to recourse approximated $855,710. The Company is contingently liable to the factor for merchandise disputes, customer claims and the like on receivables sold to the factor.

         To the extent that the Company draws funds prior to the deemed collection date of the accounts receivable sold to the factor, interest is charged at the rate of 1% over the factor's prime lending rate per annum. Factor advances and ledger debt are collateralized by the non-factored accounts receivable, inventories, general intangibles and the personal guarantees of a member and a company co-owned by a member.

NOTE 4 - INVENTORIES

         Inventories at March 31, 2005 are summarized as follows:

         Raw Materials ............................           1,486,415
         Work In Process ..........................             775,316
         Finished goods ...........................             640,421
                                                              ---------

                 Total ............................           2,902,152
                                                              =========

NOTE 5 - PROPERTY AND EQUIPMENT

         Property and equipment at March 31, 2005 is summarized as follows:

         Furniture ...................................        $  1,064

         Leasehold improvements ......................           7,000

         Computer equipment ..........................           2,808
                                                              --------

         Total Property & Equipment ..................          10,872

         Less: Accumulated depreciation ..............            (917)
                                                              --------

         Total .......................................        $  9,955
                                                              ========

NOTE 6 - RELATED PARTY TRANSACTIONS

         During the three months ended March 31, 2005, the Company reimbursed $312,148 for certain expenses (consisting of salaries, payroll taxes, utilities, common area services, rent, insurance and other office services) to Blue Concept, LLC, an entity that is co-owned by a member of the Company. These amounts were for the benefit of the Company and are included in operating expenses in the accompanying Statement of Operations. A 75.4% member and Blue Concept, LLC have personally guaranteed all advances and ledger debt due to the Company's factor.

         The Company purchased $98,740 of fabric at cost from Blue Concepts LLC, an entity co-owned by the same member.

         During the three months ended March 31, 2005, the Company had total sales of $699,035 to Blue Concepts Europe Limited, an entity owned by the same member. The sales terms were at a mark-up over cost but at a 20% discount from regular wholesale price. The terms have been changed to regular wholesale prices after the Company's acquisition by Blue Holdings, Inc. (formerly known as Marine Jet Technology Corp.). As of March 31, 2005, the remaining balance due from Blue Concepts Europe Limited was $509,379, which was included in due from affiliates.

NOTE 7 - DUE FROM/TO AFFILIATES

         The Affiliates are all Limited Liability Companies that are co-owned by a 75.4% member of the Company. All non-trade-related advances have since been repaid. Trade-related outstandings follow regular payment terms as invoiced.

NOTE 8 - MAJOR SUPPLIERS

         During the quarter,  two  suppliers  comprised  greater than 10% of the
Company's   purchases.   Purchases  from  these  suppliers  were  54%  and  10%,
respectively.

NOTE 9 - FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts of Cash, Due from factor, Accounts receivable, Due from affiliates, Accounts payable, Due to Affiliates, Due to customers, Accrued expenses and other current liabilities approximate fair value because of the short maturity of these items.

NOTE 10 - OFF-BALANCE SHEET RISK

         Financial instruments that potentially subject the Company to off-balance sheet risk consist of factored accounts receivable. As described in
Note 3, the Company sells the majority of its trade accounts receivable to a factor and is contingently liable to the factor for merchandise disputes and other customer claims. At March 31, 2005, net factor receivables approximated $660,000.

NOTE 11 - MEMBERS' EQUITY

         The Company is a limited liability company; therefore, no member, manager, agent or employee of the Company is personally liable for the debts, obligations, or liabilities of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other member, director, manager, agent or employee of the Company, unless the individual has signed a specific personal guarantee.

         The Company was formed on September 13, 2004 with 4 members, one of which has a 75.4% ownership interest, and the other 3 members each having a 8.2% ownership interest. Member contributions in cash were as follows: contributions of $500,000 by the 75.4 % member and contribution of $250,000 by an 8.2 % member. The other 8.2% members each contributed patent and trademark applications, design concepts and other items to form a complete line of high-end fashion apparel. For financial statement purposes, the Company valued each of the contributions at $250,000 ($500,000 in total), which was equal to the cash consideration paid by the other 8.2% member.

         The members' equity account, as of March 31, 2005 was as follows:

         Members' equity at January 1, 2005 ...............   $   39,056
         Contributions by a 75.4 % member- cash & inventory    1,386,200
         Add Net Profit ...................................    1,127,160
                                                              ----------

         Members' equity at March 31, 2005 ................    2,552,416
                                                              ==========

         Net profits and losses are allocated to the capital account of each member at the end of each accounting period as follows:

         Net profits are first allocated to the 75.4% Member to the extent of the amount by which the cumulative Net Losses for the current and all prior fiscal years of the Company allocated to such Member exceeds the cumulative Net Profits for the current and all prior fiscal years of the Company allocated to such Member; thereafter, to all of the 8.2% Members in the same manner that allocations of profits are made to the 75.4% Member and finally to Members in proportion to their respective negative capital accounts, if any.

         Net losses are first allocated to the 75.4% Member to the extent of such Member's positive capital account balance, second to the 8.2% Members in proportion to, and to the extent of, their positive capital account balances and thereafter to Members in proportion to their respective percentage interests.

         In accordance with the operating agreement governing the rights of the members, the majority member is required to contribute an additional $3,200,000 of cash and/or property to the Company as one or more additional capital contributions, in each case as may be required in the sole discretion of the 75.4% Member. During the three months ended March 31, 2005, the 75.4% member contributed cash and inventory of $1,386,200. The inventory contributed was accounted for at the Members historical cost basis of approximately $1,200,000.

NOTE 12 - SUBSEQUENT EVENTS

         On April 14, 2005, the Company entered into an Exchange Agreement with Blue Holdings, Inc. (formerly known as Marine Jet Technology Corp.). At the closing of the transactions contemplated by the exchange agreement, which occurred on April 29, 2005, Blue Holdings acquired all of the outstanding membership interests of the Company (the "Interests") from the Company's members, and the Company's members contributed all of their Interests to Blue Holdings. In exchange, Blue Holdings issued to the Company's members 843,027 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of Blue Holdings ("Preferred Shares"), which, on June 7, 2005, as a result of a change to Marine Jet Technology Corp.'s name to Blue Holdings, Inc. and a 1 for 29 reverse stock split, were converted into 24,447,783 shares of Blue Holding's common stock on a post-reverse stock split basis. As such, immediately following the closing and upon the conversion of the Preferred Shares, the Antik members own 95.8% of the total issued and outstanding common stock of Blue Holdings on a fully-diluted basis. Following completion of the exchange transaction, the Company became a wholly-owned subsidiary of Blue Holdings.

         Pursuant to the provisions of the Exchange Agreement, the members of Antik agreed that, in the event that the stockholders' equity of Blue Holdings (on a consolidated basis following the Closing) as reported in Blue Holdings' Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the "Consolidated Equity") is less than $5,000,000, the members would contribute, within fifteen (15) days following the filing of such periodic report, equity capital to Blue Holdings in an amount equal to the difference between $5,000,000 and the actual Consolidated Equity reported in such periodic report ("Required Contribution"). In the case of such Required Contribution, each of the Antik members agreed that no additional shares of capital stock of Blue Holdings would be issued in consideration of such Required Contribution, and therefore, the existing shareholders of Blue Holdings, including Antik's former members, would not be further diluted.

         The acquisition is accounted for as a reverse merger (recapitalization) with Antik deemed to be the accounting acquirer, and Blue Holdings deemed to be the legal acquirer.

         On June 7, 2005, Marine Jet Technology Corp. changed its name to Blue Holdings Inc., increased its authorized number of common stock to 75,000,000 and conducted a 1 for 29 reverse stock split.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Unaudited Pro Forma Financial Statements of Blue Holdings, Inc. and Antik Denim, LLC as of March 31, 2005, and for the three month period ended March 31, 2005.



                   Unaudited Pro Forma Financial Statements of
                    Blue Holdings, Inc. and Antik Denim, LLC
                            as of March 31, 2005, and
                      for the period ended March 31, 2005.

The unaudited pro-forma financial statements set forth below reflect the closing of the exchange transaction with Antik Denim, LLC as of March 31, 2005, for Balance Sheet purposes, and for the three month period ending March 31, 2005 for Statements of Operations purposes, as if the closing had occurred as of such date. The unaudited pro-forma financial data and the notes thereto should be read in conjunction with each of the Registrant's and Antik's historical financial statements. The unaudited pro-forma financial data is based upon certain assumptions and estimates of management that are subject to change. The unaudited pro-forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the exchange transaction had actually occurred on the indicated date.

         [The remainder of this page has intentionally been left blank.]

                       BLUE HOLDINGS, INC. AND SUBSIDIARY
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                                 MARCH 31, 2005
                                                   BLUE              ANTIK            PRO FORMA        PRO FORMA
                                                   HOLDINGS          DENIM            ADJUSTMENT       CONSOLIDATED
                                                   -----------       -----------      -----------      -----------
                                                                                                       (Note A)
ASSETS
Current Assets:
   Cash ....................................       $    86,018       $    69,577          (86,018)(E)  $    69,577
   Due from Factor .........................              --             659,754             --            659,754
   Accounts Receivable .....................              --             279,732             --            279,732
   Inventories .............................              --           2,902,152             --          2,902,152
   Due from affiliates .....................              --             541,214             --            541,214
   Prepaid Expenses and Other Current Assets              --              35,883             --             35,883
                                                          --         -----------             --        -----------
       Total Current Assets ................              --           4,488,312             --          4,488,312
Property and Equipment - at Cost
  Less Accumulated Depreciation $917 .......              --               9,955             --              9,955
                                                   -----------       -----------      -----------      -----------
Total Assets ...............................       $    86,018       $ 4,498,267          (86,018)     $ 4,498,267
                                                   ===========       ===========      ===========      ===========

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
   Accounts Payable ........................       $    15,379       $ 1,650,027          (15,379)(E)  $ 1,650,027
   Due to Customers ........................            50,000           123,440          (50,000)(E)      123,440
   Due to affiliates .......................              --              81,519             --             81,519
   Accrued Expenses and Other Current
       Liabilities .........................             2,500            90,865          (25,000)(E)       90,865
                                                   -----------       -----------      ------------     -----------
      Total Current Liabilities ............            67,879         1,945,851             --          1,945,851
Shareholders' Equity:
    Common Stock $0.001 par value                       28,123              --             (2,706)(C)       25,520 (C)
       Authorized 75,000,000 shares
       Issued and outstanding 25,519,607
       shares
    Additional Paid-in Capital .............           344,055              --           (344,055)(E)    1,399,736 (B)
    Members' Equity ........................                           1,425,256       (1,425,256)(B)         --
    Retained Earnings ......................          (354,039)        1,127,160          354,039 (E)    1,127,160 (D)
                                                   -----------       -----------      ------------     -----------

      Total Shareholders Equity ............            18,139         2,552,416          (18,139)(E)    2,552,416
                                                   -----------       -----------      -----------      -----------
Total Liabilities and Members' Equity ......       $    86,018       $ 4,498,267          (86,018)     $ 4,498,267
                                                   ===========       ===========      ===========      ===========

NOTES
-----

(A) The consolidated Balance Sheet includes the accounts of the Company and its wholly owned subsidiary, Antik Denim LLC ("Antik"). The acquisition of Antik will be accounted for as a reverse merger with Antik deemed to be the accounting acquirer and Blue Holdings Inc. (formerly known as Marine Jet Technology Corp.) deemed to be the legal acquirer.

(B)      At  the  Closing,   Members'  equity  of  Antik,   $1,425,256  will  be
         reclassified to additional paid-in capital.

(C) Shares are shown after a post-closing mandatory conversion of certain preferred stock issued after closing followed by a reverse split of Blue Holding's outstanding common shares on a 1 for 29 basis. At closing, $2,706 will be reclassified to common stock to reflect the additional shares that will be issued at a par value of $0.001.

(D) Antik was a limited liability company before April 29, 2005 and all tax liabilities flowed through to previous members of the LLC, as such, the Company has not reflected any current tax provision. If Antik were operating at the beginning of the period as a wholly-owned subsidiary of Blue Holdings Inc., a provision of $450,864 would have been required for tax liabilities

(E) Accounts for the sale of the assets & liabilities of Blue Holdings for $2,500 before closing the Antik exchange transaction.

                       BLUE HOLDINGS, INC. AND SUBSIDIARY
                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                 FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2005

                                       BLUE           ANTIK        PRO FORMA         PRO FORMA
                                   HOLDINGS INC.    DENIM LLC     ADJUSTMENTS       CONSOLIDATED
                                    -----------    -----------    -----------       -----------
                                                                                      (Note A)
Net Sales .......................          --      $ 4,419,375           --         $ 4,419,375

Cost of Goods Sold ..............          --       (2,305,386)          --          (2,305,386)
                                                   -----------                      -----------

Gross Profit ....................          --        2,113,989           --           2,113,989
                                                   -----------                      -----------


General & Administrative Expenses
Total Operating Expenses ........   $  (132,253)      (986,029)      (132,253)(B)      (986,029)
                                    -----------    -----------    -----------       -----------
Income from Operations ..........      (132,253)     1,127,960        132,253 (B)     1,127,960

Other (Income) Expenses: ........        83,091           --          (83,091)(B)          --
                                    -----------    -----------    -----------       -----------

Income(Loss) before tax .........   $   (49,162)   $ 1,127,160         49,162 (B)   $ 1,127,160
                                    -----------    -----------    -----------       -----------

Note (A) The Consolidated  Statement of Operations  includes the accounts of the
         Company and its wholly owned subsidiary, Antik Denim, LLC. This acquisition has been accounted for as a reverse merger (recapitalization) with Antik deemed to be the accounting acquirer and Blue Holdings deemed to be the legal acquirer.

Note (B) Accounts for the sale of the assets & liabilities of Blue Holdings for $2,500 before closing the Antik exchange transaction.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BLUE HOLDINGS, INC.




Date:  June 8, 2005                   By:  /s/ Patrick Chow
                                           -------------------------------------
                                           Patrick Chow, Chief Financial Officer
                                           and Secretary


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